EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Dime Community Bancshares, Inc. of our report dated March 11, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. (formerly known as Bridge Bancorp, Inc.) for the year ended December 31, 2019.

/s/ Crowe LLP
Crowe LLP

New York, New York
February 23, 2021